Calculation of Filing Fee Tables
S-8
NEXTNAV INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	NextNav Inc. 2021 Omnibus Incentive Plan Common Stock, $0.0001 par value per share	Other	5,636,259	$ 17.12	$ 96,492,754.08	0.0001381	$ 13,325.65
2	Equity	NextNav Inc. 2021 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Other	200,000	$ 17.12	$ 3,424,000.00	0.0001381	$ 472.85
Total Offering Amounts:						$ 99,916,754.08		$ 13,798.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,798.50
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Represents shares of common stock, $0.0001 par value per share (the "Common Stock"), of NextNav Inc. reserved for future issuance under the NextNav Inc. 2021 Omnibus Incentive Plan. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the Common Stock as reported on the Nasdaq Capital Market on March 12, 2026, which date is a date within five business days of the filing of the Registration Statement.

[2]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (3) Represents shares of Common Stock of NextNav Inc. reserved for future issuance under the NextNav Inc. 2021 Employee Stock Purchase Plan. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the Common Stock as reported on the Nasdaq Capital Market on March 12, 2026, which date is a date within five business days of the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources